Exhibit 5.1
October 22, 2010
Visteon Corporation
One Village Center Drive
Van Buren Township, MI 48111
Ladies and Gentlemen:
     We are acting as special counsel to Visteon Corporation, a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2010, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the “Shares.” The Shares to be registered pursuant to the Registration Statement includes up to an aggregate of 3,907,774 shares of Common Stock to be issued pursuant to (i) the Warrant Agreement, dated as of October 1, 2010, by and between Visteon Corporation and Mellon Investor Services LLC in the form filed as Exhibit 4.1 to the Registration Statement and (ii) the Warrant Agreement, dated as of October 1, 2010, by and between Visteon Corporation and Mellon Investor Services LLC in the form filed as Exhibit 4.2 to the Registration Statement (together, the “Warrant Agreements”), and being offered by certain selling stockholders (the “Warrant Shares”).
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Second Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the Second Amended and Restated By-laws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iii) the Fifth Amended Joint Plan of Reorganization (the “Plan”) filed pursuant to Chapter 11 of the United States Bankruptcy Code in the form filed as Exhibit 2.1 to the Registration Statement; (iv) resolutions of the Board of Directors of the Company; (v) the Confirmation Order confirming the Plan entered by the United States Bankruptcy Court for the District of Delaware on August 31, 2010; and (vi) the Registration Statement.

Visteon Corporation
October 22, 2010

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
1.	When the Registration Statement becomes effective under the Act, the Shares will be duly authorized and validly issued, fully paid and non-assessable.

2.	The Warrant Shares have been duly authorized, and when the Warrant Shares have been duly issued in accordance with the terms of the Warrant Agreements and when the Warrant Shares are duly countersigned by the Company’s transfer agent/registrar, and upon receipt by the Company of the consideration to be paid therefor, the Warrant Shares will be validly issued, fully paid and nonassessable.
     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
     This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,
/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP